LOAN AND SECURITY AGREEMENT


         THIS LOAN AND SECURITY AGREEMENT ("Agreement") is made and entered into as of the day of acceptance by and between the DEBTOR GROUP and BANK ONE, TEXAS, NATIONAL ASSOCIATION:

                               W I T N E S S E T H

         1.       Definitions.  The following definitions shall apply:

                  (a) "Affiliate" shall mean any individual or entity directly or indirectly controlling, controlled by, or under common control with, or otherwise related to any member of the Debtor Group or any Obligated Party and shall include but not be limited to any partnership, joint venture, joint stock company, corporation, parent company or subsidiary or other company or person in which any Obligated Party or any person related to any Obligated Party by blood, adoption or marriage no more remotely than two degrees of relationship shall own, directly or indirectly, of record or beneficially, or hold, directly or indirectly, the power to control the vote of, more than 10% of the voting stock of, or other equity interest in, such entity.

                  (b) "Bank" shall mean BANK ONE, TEXAS, NATIONAL ASSOCIATION, of Dallas, Texas, whose mailing address is 1717 Main Street, Dallas, Texas 75201.

                  (c) "Borrower" shall mean The Great Train Store Partners, L.P., a limited partnership organized and existing under the laws of the State of Missouri, whose chief executive office is located at 141800 Dallas Parkway, Suite 618, Dallas, Texas 75240.

                  (d) "Borrowing Base" shall mean, as of any date of determination, the lesser of (i) $3,000,000, or (ii) the sum of (1) the product of (A) the Inventory Advance Rate, and (B) Borrower's Eligible Inventory, less (2) the Reserve, and less (3) the Letter of Credit Exposure, all determined as of such date of determination.

                  (e)  "Business   Day"  shall  mean  any  calendar  day  except
         Saturday, Sunday and those legal public holidays specified in 5 U.S.C. ss.6103(a), as may be amended from time to time.



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                  (f) "Code" shall mean the Uniform Commercial Code as in effect in the State of Texas on the date of this Agreement or as it may hereafter be amended from time to time.

                  (g) "Collateral" shall mean all that certain property described in Addendum II attached hereto and incorporated herein by reference; provided, however, the property described in Schedule 10 (g) shall be subject to the liens described in Schedule 10 (g) securing the indebtedness described in such schedule.

                  (h) "Company" shall mean The Great Train Store Company, a Delaware corporation.

                  (i) "Contract Rate" shall mean a rate calculated on the basis of actual days elapsed but computed as if each year consisted of 360 days, equal to the sum of (i) the Base Rate (the "Base Rate") of interest as established from time to time by Bank as its commercial base rate of interest publicly announced from time to time (which may not be the lowest, best or most favorable rate of interest which Bank may charge on loans to its customers), plus (ii) one and one-half percent (1.50%) per annum.

                  (j)  "Current   Ratio"  shall  mean  the  ratio  of  Company's
         consolidated current assets to its consolidated current liabilities (including any amounts funded under the Revolving Loans) determined in accordance with GAAP.

                  (k) "Debtor Group" shall mean Company, GTS Partner, Inc., GTS Limited Partner, Inc. and Borrower, jointly, severally, collectively and individually.


                  (l)  "Default"  shall  mean  any of the  events  specified  in
         Section 14, regardless of whether there shall have occurred any passage of time or giving of notice or both that would be necessary in order to constitute such event an Event of Default.

                  (m) "Default Rate" shall mean at the time in question a per annum rate equal to the lesser of (i) the Base Rate then in effect plus four percent (4.0%), or (ii) the Maximum Rate.

                  (n) "Distributions" shall mean, in respect of any corporation, cash distributions or dividends or any other distributions of property on, or in respect of, any class of capital stock of such corporation,



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         except  for  distributions  made  solely in shares of stock of the same class, and means, in respect of any partnership or other unincorporated entity, cash distributions or any other distributions of property on, or in respect of, any capital or profits interest in such partnership or other entity.

                  (o) "Eligible Inventory" shall mean, as of any date of determination (the value determined at the lower of cost or market on a first-in, first-out basis) of all inventory owned by and in the possession of Borrower and located in the United States of America that Secured Party, in its sole credit judgment, deems to be eligible for borrowing purposes. Without limiting the generality of the foregoing, unless otherwise agreed by Secured Party, the following is not Eligible
         Inventory: (a) work-in-progress; (b) finished goods which do not meet the specifications of the purchase order for such goods; (c) inventory which Secured Party determines, in its sole discretion, to be unacceptable for borrowing purposes due to age, quality, type, category, category margin deterioration and/or quantity; (d) inventory with respect to which Secured Party does not have a valid, first priority and fully perfected security interest; (e) inventory with respect to which there exists any Lien in favor of any Person other than Secured Party (unless such Lien has been subordinated upon terms and conditions acceptable to Secured Party in its sole discretion); and
         (f) inventory situated at a location for which there is no landlord waiver or mortgagee waiver, as appropriate, in each instance in form and substance acceptable to Secured Party in its sole discretion.

                  (p) "Fixed Charge Coverage Ratio" means, as of any date for Company on a consolidated basis, the ratio of (i) Net Income, plus depreciation and amortization expense, plus interest expense, plus operating lease expense, to (ii) required principal payments made on Funded Debt (excluding principal payments on the Revolving Loans but including without limitation the principal portion of required payments made on capital leases), plus operating lease expense, plus interest expense, plus Unfunded Capital Expenditures.

                  (q) "Funded Debt" means, as of any date, the sum of the following (without duplication) for Company on a consolidated basis:
         (i) the aggregate of all indebtedness for borrowed money as of such date, other than current liabilities, (ii) all indebtedness which would be classified as "funded indebtedness" or "long-term indebtedness" (or other similar classification) on a consolidated balance sheet of Company prepared as of such date in accordance with GAAP, (iii) the aggregate of all indebtedness outstanding under any revolving credit or similar agreement providing for borrowing (and renewals and extensions thereof) over a period of more than one year, notwithstanding the fact



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         that any such indebtedness is created within one year of the expiration of such agreement, and (iv) the amount of all obligations in respect of capital leases booked in accordance with GAAP.

                  (r) "GAAP" means generally accepted accounting principles and practices, consistently applied.

                  (s)  "Guarantors"  means  Company,  GTS Partner,  Inc. and GTS
         Limited  Partner,   Inc.,  each  of  whom  will  execute  unconditional
         guarantees of the Obligations.

                  (t) "Indemnified Persons" collectively means Secured Party and its officers, directors, shareholders, employees, agents, attorneys and representatives, and any Person owned or controlled by, or which owns or controls or is under common control or is otherwise affiliated with, Secured Party, and any other Person, if any, who acquires a portion of the Collateral in any manner through Secured Party's exercise of rights and remedies under the Loan Documents.

                  (u) "Inventory Advance Rate" shall mean the percentage of Borrower's Eligible Inventory that may be used in determining the



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         Borrowing  Base.  The Inventory  Advance Rate for each type of Eligible
         Inventory shall be the percentage set forth opposite such type below:

         Type of Eligible Inventory:                 Inventory Advance Rate:
         ---------------------------                 ----------------------

         Model and toy trains                                 55%

         Apparel, gifts, souvenirs, books
         videos and other items                               45%

                  Notwithstanding the foregoing, the advance rate for inventory purchased with the proceeds of a commercial Letter of Credit shall not exceed forty percent (40%) until such time as such inventory has been delivered to Borrower and is located at one or more of the locations described on Addendum IV.

                  (v) "Letter of Credit" means, individually, any commercial or standby letter of credit issued by Secured Party pursuant hereto, and any renewal or extension of any of the foregoing, and "Letters of Credit" means all such letters of credit collectively.

                  (w) "Letter of Credit Exposure" means, as of any date, the aggregate undrawn maximum face amount of all Letters of Credit outstanding on such date.

                  (x) "Letter of Credit Obligations" means any obligations of Borrower under this Agreement in connection with the Letters of Credit.

                  (y) "Loan Documents" shall mean this Agreement and all other documents and instruments executed in connection herewith (including without limitation, all notes, documents, agreements and instruments evidencing, securing, governing, guaranteeing and/or pertaining to the indebtedness created or arising hereunder and all documents and agreements relating to any Letter of Credit), as the same may be amended, restated, renewed, extended, or otherwise modified.

                  (z)      "Maturity Date" shall mean April 30, 1998.

                  (aa) "Maximum Rate" shall mean at any particular time in question the maximum rate of interest which, under applicable law (including federal laws), may then be charged on the sums advanced hereunder.




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                  (bb) "Net  Income"  shall  mean,  with  respect to any period, consolidated net earnings of the Company for such period, determined in accordance with GAAP.

                  (cc) "Obligated Party" shall mean any party other than Borrower who secures, guarantees and/or is otherwise obligated to pay all or any portion of the Obligations.

                  (dd) "Obligations" shall mean (i) all loans or other advances made by Secured Party to Borrower pursuant to this Agreement or otherwise (including without limitation, all notes, documents, agreements and instruments evidencing, securing, governing, guaranteeing and/or pertaining to the indebtedness created or arising hereunder and all documents and agreements relating to any Letter of Credit); (ii) all future advances or other value, of whatever class or for whatever purpose, at any time hereafter made or given by Secured Party to Borrower, whether or not the advances or value are given pursuant to commitment and whether or not Borrower is indebted to Secured Party at the time of such advance; (iii) any and all other debts, liabilities and duties of every kind and character of Borrower to Secured Party, whether now or hereafter existing, and regardless of whether such present or future debts, liabilities or duties are direct or indirect, primary or secondary, joint, several, or joint and several, fixed or contingent, and regardless of whether such present or future debts, liabilities or duties may, prior to their acquisition by Secured Party, be or have been payable to, or be or have been in favor of, some other person or have been acquired by Secured Party in a transaction with one other than Borrower (it being contemplated that Secured Party may make such acquisitions from others), howsoever such indebtedness shall arise or be incurred or evidenced; (iv) interest on all of the debts, liabilities and duties set forth in (i), (ii), and
         (iii) above; and (v) any and all renewals and extensions of such debts, liabilities and duties set forth in (i), (ii), (iii) and (iv) above, or any part thereof.

                  (ee) "Person" means an individual, corporation, partnership, joint venture, association, governmental entity, court or any other entity.

                  (ff) "Reserve" at any time shall mean (i) an amount from time to time established by Secured Party in its sole discretion as a reserve in reduction of the Borrowing Base in respect of contingencies or other potential factors which, in the event they should occur, could adversely affect or otherwise reduce the anticipated amount of proceeds which could be realized upon liquidation of Eligible Inventory, plus
         (ii) a shrinkage reserve equal to five percent (5%); provided, however that Secured Party may, in its sole discretion, change the shrinkage reserve by notice to Borrower. The "Reserve," if any from time to time, does not represent cash funds.



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                  (gg) "Revolving Line" means $3,000,000.00.

                  (hh) "Revolving Loans" shall mean all loans and advances made by Secured Party to Borrower pursuant to Section 2 herein.

                  (ii) "Secured Party" shall mean the Bank, and its successors and assigns, including specifically, any party to whom the Bank, or its successors or assigns, may assign its rights and interests under this Agreement.

                  (jj) "Tangible Leverage Ratio" means the ratio of Total Liabilities to Tangible Net Worth.

                  (kk) "Tangible Net Worth" means, as of any date, the total shareholders' equity or partners' capital, as appropriate, (including additional paid-in capital and retained earnings) which would appear on a balance sheet of any Person prepared as of such date in accordance with GAAP, less the aggregate book value of intangible assets shown on such balance sheet, less amounts due from Affiliates.

                  (ll) "Total Liabilities" means, as of any date, consolidated Funded Debt, plus consolidated current liabilities, plus all other liabilities which would be reflected on a consolidated balance sheet prepared in accordance with GAAP, of the Company.

                  (mm) "Unfunded Capital Expenditures" means, as of each fiscal year end of Company, the amount of consolidated capital expenditures for such year that are not financed by either (i) landlord contractual adjustments and allowances, (ii) the proceeds of an equity infusion used for capital expenditures during such period, or (iii) capital leases or loans.

                  (nn) "Validity Guarantors" means James H. Levi and Cheryl Taylor, each of whom shall execute validity guarantees.

All words and phrases used herein which are expressly defined in Section 1.201 or in Chapter 9 of the Code shall have the meaning provided for therein. Other such words and phrases defined elsewhere in the Code shall have the meanings specified therein except to the extent such meaning is inconsistent with a definition in Section 1.201 or Chapter 9.

         2.       Revolving Loans.

         (a) Revolving Loans. Subject to the terms and provisions hereof and provided that no Default or Event of Default has occurred and is continuing and



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that the aggregate  principal  outstanding on the Revolving  Loans does not then exceed the Borrowing Base, Secured Party shall, from time to time, make loans to Borrower secured by the Collateral and evidenced by one or more promissory notes in the form of Exhibit A hereto. The maximum aggregate principal balance outstanding at any one time under this Section 2 (a) shall not exceed the Borrowing Base as then determined by the Bank in its sole discretion. Unless accelerated in accordance with the terms hereof, all outstanding principal and unpaid accrued interest constituting Revolving Loans shall be due and payable in full on the Maturity Date.

         (b) Letters of Credit. Subject to the terms hereof, Secured Party will, from time to time, upon request by Borrower, issue Letters of Credit for the account of Borrower provided that (i) the Letter of Credit Exposure at any time (including the amount of the requested Letter of Credit) does not exceed $500,000.00, (ii) Borrower would be entitled to an advance under Section 2(a) in the amount of the requested Letter of Credit, (iii) the Letter of Credit is for the importation of inventory by Borrower, and (iv) any Letter of Credit issued hereunder shall terminate on or before the Maturity Date. As a condition to the issuance of any Letter of Credit, Borrower shall execute and deliver to Secured Party its customary application and agreement for Letter of Credit and shall pay to Secured Party, in addition to clerical issuance and transaction costs charged by Secured Party, a Letter of Credit fee as provided therein, in an amount equal to one sixth (1/6) of one percent (1%) per month of the unfunded face amount thereof. Each Letter of Credit and each application and agreement for Letter of Credit shall be issued in form satisfactory to Secured Party. The amount, if any, from time to time funded by Secured Party for the account of Borrower under any Letter of Credit shall be reimbursed and paid by Borrower to Secured Party on demand, or, at Secured Party's option, charged to Borrower as a Revolving Loan, whether or not Borrower would be entitled to an advance for such amount pursuant to Section 2(a).

         3. Security Interest. As security for all Obligations, Borrower, for value received, hereby transfers and assigns, and grants to Secured Party a continuing security interest in, all of Borrower's right, title and interest in and to the Collateral, whether now owned or hereafter acquired. Secured Party may hold for security any property, securities, guaranties or monies of Borrower which may at any time come into the possession of Secured Party and may apply same or the proceeds thereof to payment of any Obligations then due, as the
Secured Party shall elect. To the extent that a security interest in the inventory and/or the equipment of Borrower is granted to Secured Party hereunder, such security interest shall continue through all stages of manufacture and shall, without further act, attach to the accounts or other proceeds resulting from the sale or other disposition thereof and to all such Collateral as may be returned to Borrower by its account debtors. The designation of proceeds does not authorize Borrower to sell, transfer or


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otherwise convey any of the Collateral except finished goods inventory  intended for sale in the ordinary course of Borrower's business.

         4. Interest. (a) Contract Rate. Borrower agrees to pay, in addition to all other amounts payable hereunder, interest on the principal amount of all sums now or hereafter loaned or advanced by Secured Party to Borrower hereunder, irrespective of whether such indebtedness of Borrower to Secured Party be evidenced by promissory notes, drafts, acceptances or otherwise, at a fluctuating rate per annum from the date any such indebtedness is created in favor of Secured Party until maturity, which shall from day to day be equal to the lesser of (a) the Maximum Rate, or (b) the Contract Rate, each change in the rate to be charged hereunder to be effective without notice to Borrower on the effective date of each change in the Maximum Rate or the Base Rate, as the case may be; provided, however, that if at any time the Contract Rate shall exceed the Maximum Rate, thereby causing the interest on the Revolving Loans to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate shall not reduce the rate of interest on the Revolving Loans below the Maximum Rate until the total amount of interest accrued on the Revolving Loans equals the amount of interest which would have accrued thereon if the Contract Rate had at all times been in effect.

         (b) General. If applicable law ceases to provide for such a maximum rate of interest, the Maximum Rate shall be equal to eighteen percent (18%) per annum. Interest accrued hereunder shall be payable monthly on the first day of each calendar month. To the extent that any interest due by Borrower is not paid on the first day of each month, Secured Party may, at its option, add such accrued interest to the principal indebtedness due by Borrower under the Revolving Loans. After the occurrence and during the continuance of an Event of Default, the outstanding principal balance of the Revolving Loans shall bear interest at a rate of interest equal to the Default Rate. Notwithstanding any provisions contained iuments, the Secured Party shall never be entitled to receive, collect or apply, as interest on the indebtedness arising hereunder, any amount in excess of the Maximum Rate and, in the event the Secured Party ever receives, collects or applies as interest any such excess, such amount which could be excessive interest shall be applied to the reduction of the unpaid principal balance of the indebtedness arising hereunder, and, if the principal balance of such indebtedness is paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Borrower and the Secured Party shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as a standby fee, commitment fee, prepayment charge, delinquency charge or reimbursement for a third party expense, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate and spread in equal parts throughout the entire period during which the indebtedness was outstanding the



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total  amount of  interest  at any time  contracted  for,  charged or  received.
Subject to the terms of this section, all non-credit card inventory sales proceeds received by Secured Party in payment of the Obligations shall be subject to a clearance period of two (2) Business Days.

         5. Conditions to Closing. Prior to or simultaneous with the execution and delivery hereof and as conditions precedent to the obligation of Bank to make any loan hereunder, Debtor Group shall deliver, or cause to be delivered, to Bank, the following, all in form and substance satisfactory to Bank and its counsel or the following shall be fulfilled to the satisfaction of Bank, as the case may be:

                  (a) A Revolving Loan note in the form of Exhibit A executed by Borrower.

                  (b) Unconditional guaranties of all Obligations executed by the Guarantors and collateral validity guarantees executed by the Validity Guarantors.

                  (c)  An  opinion  of  legal   counsel  for  the  Debtor  Group
         satisfactorily addressing such matters as may be required by Bank and its counsel.

                  (d) A copy of the partnership agreement, and all amendments thereto, forming Borrower accompanied by a certificate of limited partnership for Borrower duly filed in the state of Borrower's formation together with a certificate of the Secretary of State of such state bearing a date no more than thirty (30) days prior to the date hereof, to the effect that Borrower is a partnership, validly existing in such state.

                  (e) A copy of the articles of incorporation, and all amendments thereto, of each member of the Debtor Group (other than Borrower), accompanied by the certificate of the Secretary of State of the state of incorporation of such member of the Debtor Group bearing a date no more than thirty (30) days prior to the date hereof, to the effect that each such copy is correct and complete and that such member of the Debtor Group is a corporation duly incorporated and validly existing in such state, and certified by the corporate secretary or assistant secretary of such member of the Debtor Group dated the date hereof, as being correct and complete as of the date hereof.

                  (f) A copy of the bylaws, and all amendments thereto, of each member of the Debtor Group (other than Borrower) accompanied by a certificate from such Person's corporate secretary or assistant secretary, dated the date hereof, to the effect that such copy is correct and complete as of the date hereof.



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                  (g)  Certification of incumbency of officers of each member of the Debtor Group (other than Borrower) executed by such Person's president or vice president and corporate secretary or assistant secretary, as of the date hereof, certifying the name and signature of each such officer.

                  (h) A copy of corporate resolutions of each member of the Debtor Group approving this Agreement, authorizing the transactions contemplated hereby, and authorizing and directing a named officer or officers of each member of the Debtor Group to sign and deliver all Loan Documents to be executed by such Person (or by such Person on behalf of Borrower), duly adopted by such Person's board of directors, accompanied by the certificate of the corporate secretary, dated the date hereof, that such copy is a true and complete copy of resolutions duly adopted by the board of directors, and that such resolutions have not been amended, modified, or revoked in any respect and are in full force and effect as of the date hereof.

                  (i) All financing statements required by Secured Party in connection with perfection of Secured Party's security interests in the Collateral and all termination statements and other amendments to financing statements required by Secured Party to make Secured Party's security interest in the Collateral a first priority security interest.

                  (j) Evidence of insurance in compliance with the requirements of Section 11(g) and such loss payable endorsements as may be required by Secured Party.

                  (k) Executed landlord's waivers and consents for each location leased by Borrower to the extent reasonably obtainable.

                  (l) Receipt and satisfactory review by Secured Party of an acceptable orderly liquidation value analysis of the inventory, machinery, equipment, furniture, and fixtures of Borrower, completed by an analyst acceptable to Secured Party.

                  (m) Borrower shall have implemented administrative procedures reasonably satisfactory to Secured Party, including, but not limited to, matters relating to financial statements, cash concentrations, inventory summaries, customer and employee lists, collections, borrowing base reporting, projections, and eligibility determination.

                  (n) Complete, current financial statements of each Guarantor including cash flow and contingent liabilities.

                  (o) A subordination agreement, in form and substance acceptable to Secured Party in its sole discretion, executed by Company, Stanley R. Herndon, Michael D. Glazer and James H. Levi subordinating payment of all indebtedness and obligations of Borrower to such Persons to the payment by Borrower of the Obligations.

                  (p) Such other agreements, instruments, certificates and financing statements as Secured Party may reasonably request in order to perfect or protect its interests and rights in the Collateral and under the Loan Documents.

                  (q) There shall have occurred no material adverse change in the financial condition of any member of the Debtor Group.

                  (r) There shall not have occurred any default or event of default by any member of the Debtor Group on any of their obligations to Secured party or to any third parties.

                  (s) No litigation or other legal proceedings shall be pending or threatened against any member of the Debtor Group which Secured Party determines, in its sole discretion, might materially and adversely affect the financial condition of such Person. A list, and brief explanation, of all currently pending litigation is set forth in
         Schedule 5(s).

                  (t) A life insurance policy issued by The Travelers Insurance Company for the benefit of Borrower insuring the life of James H. Levi in the amount of $1,000,000.00.

                  (u) Collateral Assignment of Life Insurance Policy, executed by Borrower and acknowledged by the issuer of the policies described in clause (t) above.

                  (v)  Security  agreements  and  assignments  executed  by each
         Guarantor granting to Secured Party a security interest in all property described therein (including, without limitation, all agreements between Borrower and such Persons) together with all financing statements and other documents necessary or appropriate to perfect such security interests and assignments.

                  (w) Evidence that the Company has converted to equity at least $2,000,000.00 in intercompany indebtedness owed by Borrower to Company.

                  (x) Evidence that immediately after closing and giving effect to the initial advance under the Revolving Loan, there remains at least $600,000.00 in availability under the Revolving Loan.

                  (y) A trademark collateral assignment and security agreement executed by Company.

                  (z) UCC-3 partial releases that release all security interests held by Stanley R. Herndon, Michael D. Glazer and James H. Levi except for a subordinate security interest in furniture, fixtures and equipment.

                  (aa) A copy of each license agreement, royalty agreement, management agreement, fee agreement or other agreement between Borrower and any member of the Debtor Group.

                  (bb) A payment account agreement, in form an substance acceptable to Secured Party in its sole discretion, from each bank or other financial institution where Borrower maintains any bank accounts or with whom Borrower has a merchants service agreement relative to credit cards accepted by Borrower.

         6. Unused Facility Fee; Collateral Administration Fee. Borrower agrees to pay to Secured Party an unused facility fee equal to one-half percent (0.50%) per annum of the average daily unused portion of the Revolving Line in effect from time to time, payable monthly in arrears, beginning July 1, 1996 and continuing on the first (1st) day of each month thereafter during the term of this Agreement and upon the termination hereof. Further, on the first (1st) day of each calendar month Borrower shall pay to Secured Party a collateral administration fee equal to $1,250.00 per month.

         7. Assignment of Accounts. The execution and delivery of this Agreement shall constitute, with respect to the accounts hereby assigned and pledged, an agreement, representation and warranty by Borrower to Secured Party that, except for the security interest of Secured Party therein:

                  (a) Borrower is the sole owner of and has full unrestricted power and right to assign and pledge such accounts free from any lien, security interest or encumbrance.

                  (b) Each account is in existence, unconditional and valid, and arose from a bona fide outright sale of personal property usually sold by Borrower, or for services usually performed by Borrower, in the ordinary course of its business, for liquidated amounts and maturing as set forth on its face and that such personal property has been shipped to respective account debtors or such services have been performed for respective account debtors.

                  (c) No account is subject to any sale, assignment, claim or security interest of any character and Borrower will not make any sale or other assignment thereof or create any other security interest therein.

                  (d) No account is subject to any claim for credit, deduction, allowance or adjustment by an account debtor, or to any defense, dispute, set-off or counterclaim, and there is no extension or indulgence with respect thereto.

                  (e) Each account will be paid in full at maturity and if not paid, Borrower will, upon demand, promptly pay the amount represented to be owing thereon to Secured Party for application against the Obligations in such manner as Secured Party may elect, or at Secured Party's option such unpaid amount may be deducted from any payment then or thereafter due from Secured Party to Borrower, and Secured Party may retain such account as collateral for any of the Obligations.

         8. Establishment of Lock Box. So long as this Agreement shall be in effect or any Obligations shall be outstanding, Borrower agrees that, at the request of Secured Party, all sums payable by any account debtor to Borrower in payment or on account of any of Borrower's accounts shall be deposited in a payment account (the "Payment Account") established pursuant to Secured Party's standard form of Lock Box Agreement ("Lock Box Agreement") and maintained with Secured Party in the name of Borrower, marked "Payment Account," over which Secured Party alone has power of withdrawal. Such sums shall be deposited in the form received, except for the endorsement of Borrower where necessary to permit collection of items, which endorsement Borrower agrees to make, and which Secured Party is also hereby authorized to make on Borrower's behalf. Borrower hereby agrees, at the request of Secured Party, immediately upon receipt of checks, drafts, cash and other remittances and payment of or on account of any of Borrower's accounts, to immediately deposit all of the same into the Payment Account. Borrower hereby also agrees, upon request by Secured Party, to notify all of Borrower's present and future account debtors to send all amounts payable to Borrower to the address indicated in the Lock Box Agreement. Secured Party is authorized, empowered and directed to apply any and all funds in the Payment Account toward the payment of the outstanding principal amount of, and interest on, the Obligations then due in such order as Secured Party may determine in its sole discretion, with any balance remaining after payment in full of the Obligations to be deposited into an account maintained with Secured Party in the name of Borrower, marked "Operating Account" and over which Borrower has the right of withdrawal.

         9.  Establishment of Blocked Account; Collection Account.

                  (a) Blocked Account. So long as this Agreement shall be in effect or any of the Obligations shall be outstanding, Borrower agrees that, at the request of Secured Party, all funds payable by any account debtor to Borrower shall be deposited in special deposit accounts (each a "Blocked Account") of Borrower set up in one or more banks acceptable to Secured Party. In addition, all funds payable to Borrower under any merchants service agreements with any such bank relating to credit cards accepted by Borrower shall also be deposited into the Blocked Account maintained at such bank. Each Blocked Account shall be established pursuant to a tri-party agreement among Borrower, Secured Party, and such bank (each a "Blocked Account Agreement"), in form and substance satisfactory to Secured Party, which Blocked Account Agreements shall include the following provisions:

                           (1) Agreement by Borrower that it has no power of withdrawal over the funds in the Blocked Account;

                           (2) Agreement by the bank that it shall neither claim
                  nor exercise any right of off-set or banker's lien against the funds in the Blocked Account;

                           (3) Waiver and  release by the bank to Secured  Party
                  of any right or claim which such bank may have in or to the funds in the Blocked Account;

                           (4) Agreement by the bank to forward daily to Secured
                  Party by wire transfer (or by such other manner of transfer acceptable to Secured Party) all funds in the Blocked Account to the Collections Account (hereinafter defined) maintained by Borrower with Secured Party;

                           (5) Assignment and pledge by Borrower to Secured Party, as additional collateral security for the Obligations, of all funds in each Blocked Account, and direction by Borrower to each bank maintaining a Blocked Account (i) to hold such funds as bailee for Secured Party, and (ii) to distribute the funds daily to Secured Party in the manner specified by Secured Party from time to time;

                           (6) Agreement by Borrower to pay directly to each bank maintaining a Blocked Account all costs and expenses associated with such Blocked Account; and

                           (7)   Agreement   by   Borrower   that   it  may  not
                  unilaterally terminate any Blocked Account or any Blocked Account Agreement.

         All funds forwarded to Secured Party from a Blocked Account pursuant to this Section shall be deposited in the Collections Account and applied as set forth in Section 9 (b). The provisions of this Section are in addition to and not in limitation of the provisions of Section 8.

                  (b) Collection Account. So long as this Agreement shall be in effect or any Obligations shall be outstanding, all funds in each Blocked Account shall be wire transferred to (or transferred by other manner of transfer acceptable to Secured Party), and all collections and proceeds of Collateral shall be deposited in, a special account (the "Collections Account") maintained with Secured Party in the name of Borrower, marked "Collections Account," over which Secured Party alone has power of withdrawal. Such sums shall be deposited in the form received, except for the endorsement of Borrower where necessary to permit collection of items, which endorsement Borrower agrees to make, and which Secured Party is also hereby authorized to make on Borrower's behalf. Borrower hereby agrees immediately upon receipt of checks, drafts, cash and other remittances and payment of or on account of any of Borrower's accounts, to immediately deposit all of the same into the Collections Account. Borrower hereby also agrees, upon request by Secured Party, to notify all of Borrower's present and future account debtors to send to Secured Party any and all amounts payable to Borrower for deposit in the Collections Account. Secured Party is authorized, empowered and directed to apply any and all funds in the Collections Account toward the payment of the outstanding principal amount of, and interest on, the Obligations then due in such order as Secured Party may determine in its sole discretion, with any balance remaining after payment in full of the Obligations to be deposited into an account maintained with Secured Party in the name of Borrower, marked "Operating Account" and over which Borrower has the right of withdrawal.

         10. Other Representations and Warranties of Borrower. Each member of the Debtor Group, jointly and severally, represents and warrants to Secured Party that:

                  (a) Borrower is conducting, transacting, and carrying on its business under the name shown above, or such other names as may be specified in Addendum III attached hereto and incorporated herein by reference, and is not engaged in business under any other name; and Borrower's chief executive office is that set forth in Section 1(c) above, at which office Borrower keeps, and will continue to keep, its records concerning accounts. Borrower will promptly notify Secured

         Party in writing of any change in (i) the name of Borrower or any of the names under which it is carrying on its business as specified on Addendum III attached hereto, (ii) the address of Borrower, (iii) Borrower's primary place of business, (iv) the location of the office where records concerning accounts are kept, (v) the opening of any new place of business, or (vi) the closing of any of its existing places of business.

                  (b) Borrower is duly organized and validly existing under the laws of the State of Missouri, is duly qualified and is in good standing in each and every state in which it is doing business, and has all the requisite power and authority to execute this Agreement and the other Loan Documents to be executed by Borrower.

                  (c) The execution, delivery and performance of this Agreement and all of the other Loan Documents by each member of the Debtor Group have been duly authorized by all necessary corporate or partnership, as the case may be, action by such member of the Debtor Group, and constitute the legal, valid and binding obligations of each member of the Debtor Group, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and except to the extent specific remedies may generally be limited by equitable principles.

                  (d) The execution,  delivery and performance of this Agreement and the other Loan Documents, and the consummation of the transactions contemplated hereby and thereby, do not (i) conflict with, result in a violation of, or constitute a default under any provision of any member of the Debtor Group's partnership agreement or Articles of Incorporation or Bylaws, as appropriate, or any agreement or other instrument binding upon such member of the Debtor Group, or any law, governmental regulation, court decree, or order applicable to such member of the Debtor Group, or (ii) require the consent, approval or authorization of any third party.

                  (e) There are no actions, suits or proceedings, pending or, to the knowledge of any member of the Debtor Group, threatened against or affecting any member of the Debtor Group or the properties of any member of the Debtor Group, before any court or governmental department, commission or board, which, if determined adversely to such member of the Debtor Group, would have a material adverse effect on the financial condition, properties, or operations of such member of the Debtor Group.

                  (f) Borrower has not executed any other security agreement currently affecting the Collateral or any financing statement regarding the Collateral, and no financing statement executed by Borrower regarding the Collateral is now on file.

                  (g) Except as otherwise set forth on Schedule 10 (g), all Collateral is and will be owned by Borrower, free and clear of all other liens, encumbrances, security interests or claims, shall be kept at Borrower's address noted above and such other addresses as may be listed in Addendum IV attached hereto and incorporated hereby by reference, and Borrower shall not (without the prior written approval of Secured Party) remove the Collateral therefrom except for the purpose of sale or use in the ordinary course of business.

                  (h) Each member of the Debtor Group owns all of the assets reflected on its most recent balance sheet delivered to Secured Party, free and clear of all liens, security interests or other encumbrances, except as disclosed in writing to Secured Party on Schedule 10(g).

                  (i) As of the date hereof, and after giving effect to this Agreement and the completion of all other transactions contemplated by Borrower at the time of its execution, (i) Borrower is and will be solvent, (ii) the fair saleable value of Borrower's assets exceeds and will continue to exceed Borrower's liabilities (both fixed and contingent), (iii) Borrower is and will continue to be able to pay its debts as they mature, and (iv) Borrower has and will have sufficient capital to carry on its business and all businesses in which it is about to engage.

                  (j) Each member of the Debtor Group has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected. There is no tax lien notice against any member of the Debtor Group presently on file, judgment entered against any member of the Debtor Group or levy on or attachment of its property outstanding.

                  (k) Borrower (i) does not maintain or contribute to any defined benefit pension plan ("Plan") under the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), or
         (ii) is not in violation of any provisions of ERISA, or any other applicable state or federal law with respect to any Plan that it contributes to or maintains.

                  (l) Except as disclosed in writing to Secured Party: (i) Borrower is conducting Borrower's businesses in material compliance with all applicable federal, state and local laws, statutes, ordinances, rules, regulations, orders, determinations and court decisions, including without limitation, those pertaining to health or environmental matters such as the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (collectively, together with any subsequent amendments, hereinafter called "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous Substance Waste Amendments of 1984 (collectively, together with any subsequent amendments, hereinafter called "RCRA");
         (ii) none of the operations of Borrower is the subject of a federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release or disposal of any toxic or hazardous substance or solid waste into the environment; (iii) Borrower has not filed any notice under any federal, state or local law indicating that Borrower is responsible for the release into the environment, the disposal on any premises in which Borrower is conducting its businesses or the improper storage, of any material amount of any toxic or hazardous substance or solid waste or that any such toxic or hazardous substance or solid waste has been released, disposed of or is improperly stored, upon any premise on which Borrower is conducting its businesses; and (iv) Borrower otherwise does not have any known material contingent liability in connection with the release into the environment, disposal or the improper storage, of any such toxic or hazardous substance or solid waste. The terms "hazardous substance" and "release", as used herein, shall have the meanings specified in CERCLA, and the terms "solid waste" and "disposal", as used herein, shall have the meanings specified in RCRA.

                  (m) There is no fact known to any executive officer of any member of the Debtor Group that such Person has not disclosed to Secured Party in writing which may result in any material adverse change in such member of the Debtor Group's business, properties or operations.

                  (n) No certificate or statement herewith or heretofore delivered by any member of the Debtor Group to Secured Party in connection herewith, or in connection with any transaction contemplated hereby, contains any untrue statement of a material fact or fails to state any material fact necessary to keep the statements contained therein from being misleading.

                  (o) The representations, warranties, and covenants of each member of the Debtor Group set forth in this Agreement are true and correct as of the time of the making of this Agreement, and each request by Borrower for a loan or advance hereunder shall constitute, without the necessity of a written certificate or agreement, a representation and warranty by each member of the Debtor Group that, as of the date of such request and at and as of the time of the making of each loan or advance hereunder, (i) all of the representations and warranties of each member of the Debtor Group contained in this Agreement are true and correct, (ii) no material adverse change in any member of the Debtor Group's financial condition since the effective date of the most recent financial statements furnished to Secured Party by such member of the Debtor Group shall have occurred and be continuing, and (iii) no event has occurred and is continuing, or would result from the requested advance, which constitutes an Event of Default under this Agreement.

                  (p) Each financial statement of each member of the Debtor Group previously supplied to Secured Party was prepared in accordance with GAAP in effect on the date of such statements were prepared and truly discloses and fairly presents such member of the Debtor Group's financial condition as of the date of each statement, and there has been no material adverse change in such financial condition or results of operations of any member of the Debtor Group subsequent to March 31, 1996, which is the date of the most recent consolidated financial statements of the Company supplied to Secured Party.

         11. Affirmative Covenants. So long as this Agreement shall be in effect or any of the Obligations shall be outstanding, the members of the Debtor Group, jointly and severally, agree and covenant that, unless the Secured Party shall otherwise consent in writing:

                  (a) Borrower shall promptly inform Secured Party of (i) any and all material adverse changes in any member of the Debtor Group's financial condition, and (ii) all litigation and claims affecting any member of the Debtor Group which could materially affect the financial condition of such member of the Debtor Group;

                  (b) Company and each member of the Debtor Group shall maintain its books and records in accordance with GAAP, applied on a consistent basis.

                  (c) Borrower shall execute and deliver to Secured Party such financing statement or statements, in form satisfactory to Secured Party, which Secured Party may at any time desire to file in order to perfect and preserve its security interest in the Collateral and will reimburse Secured Party for the costs of filing the same; and Borrower will take any action and/or execute and deliver to Secured Party any instrument, document, assignment or other writing which Secured Party in its reasonable discretion may deem necessary or appropriate (i) to carry out the terms of this Agreement, (ii) to perfect Secured Party's security interest in the Collateral, (iii) to comply with the Federal Assignment of Claims Act, as amended, and/or (iv) to facilitate the collection of Borrower's accounts. Further, each Guarantor shall execute and deliver to Secured Party such financing statement or statements, in form satisfactory to Secured Party, which Secured Party may at any time desire to file in order to perfect and preserve secured Party's security interest in the collateral in which such Guarantor has granted a security interest to Secured Party and will reimburse Secured Party for the costs of filing the same; and each Guarantor will take any action and/or execute and deliver to Secured Party any instrument, document, assignment or other writing which Secured Party in its sole discretion may deem necessary or appropriate (i) to carry out the terms of this Agreement, (ii) to perfect Secured Party's security interest in such collateral, (iii) to comply with the Federal Assignment of Claims Act, as amended, and/or (iv) to facilitate the collection of such Person's accounts.

                  (d) Borrower shall, at its sole cost and expense, defend any action which might affect Secured Party's security interest in or Borrower's title to the Collateral.

                  (e) If sales of Collateral are made by Borrower in the ordinary course of its business for cash, Borrower shall immediately deliver to Secured Party the identical checks, cash or the forms of payment which Borrower receives.

                  (f) Borrower shall perform, at its sole cost and expense,  any and all steps requested by Secured Party to protect Secured Party's security interest in the Collateral, such as leasing warehouses to Secured Party or its designee, placing and maintaining signs, appointing custodians, executing and filing financing or continuation statements in form and substance satisfactory to Secured Party, maintaining stock records and transferring Collateral to warehouses. If any Collateral is in the possession or control of any of Borrower's agents or processors, Borrower shall notify such agent or processors of Secured Party's security interest therein, and upon request instruct them to hold all such Collateral for the account of Secured Party and subject to Secured Party's instructions. A physical listing of all Collateral, wherever located, shall be taken by Borrower whenever requested by Secured Party, and a copy of each such physical listing shall be supplied to Secured Party. Secured Party may examine and inspect the Collateral at any time.

                  (g) Borrower shall keep or cause to be kept adequately insured by financially sound and reputable insurers all of its property usually insured by persons or entities engaged in the same or similar businesses. Without limiting the foregoing, Borrower will insure the Collateral in Secured Party's name against loss or damage by fire, theft, burglary, pilferage, loss in transit, and such other hazards as Secured Party may specify in amounts and under policies by insurers acceptable to Secured Party, and all premiums thereon shall be paid by Borrower and the policies delivered to Secured Party. If Borrower fails to do so, Secured Party may procure such insurance and charge the cost to Borrower's account. Each policy of insurance covering the Collateral shall provide that at least ten (10) days prior written notice of cancellation or notice of lapse must be given to Secured Party by the insurer.

                  (h) Borrower shall keep the Collateral in good order and repair and will not waste or destroy the Collateral or any part thereof and will not use the Collateral in violation of any statute or ordinance.

                  (i) Borrower shall use good faith efforts to cause each mortgagee of real property owned by Borrower and each landlord of real property leased by Borrower to execute and deliver agreements satisfactory in form and substance to Secured Party by which such mortgagee or landlord waives or subordinates any rights it may have in the Collateral.

                  (j) If any  account  debtor  rejects,  returns  or  refuses to accept or receive property represented by any account, Borrower shall notify Secured Party, and at the request of Secured Party, hold such property separate and apart from Borrower's property in trust for Secured Party and subject to its order or immediately deliver such property to Secured Party. Secured Party may accept a return of property represented by any account without discharging or affecting the Obligations. Secured Party may take and sell such property for such prices and upon such terms at public or private sale in the manner provided in the Code. At Secured Party's option, Borrower shall forthwith pay Secured Party the original invoice price of such property for application against the Obligations in such manner as Secured Party may elect. In the event such property is resold, any account created thereby shall be deemed assigned and pledged to Secured Party hereunder.

                  (k) Borrower shall give Secured Party or any persons designated by it, at any time and from time to time, full access to all records available to Borrower from any credit reporting service, bureau or other similar agency and Secured Party and any persons designated by it shall have the right to inspect and make and take away copies of any such records.

                  (l) Borrower shall furnish such additional information and statements, lists of assets and liabilities, tax returns, and other reports with respect to each member of the Debtor Group's financial condition and business operations as Secured Party may request from time to time.

                  (m) Secured Party shall have the right without hindrance or delay to conduct field examinations, to inspect the Collateral and to inspect, audit and copy each member of the Debtor Group's books, records, journals, correspondence and other records and data relating to the Collateral or each member of the Debtor Group's business. Secured Party is authorized to discuss each member of the Debtor Group's affairs with any Person, including without limitation employees of such Person, as Secured Party may deem necessary in relation to the Collateral, the Debtor Group's financial condition or Secured Party's rights under the Loan Documents. Prior to the occurrence of an Event of Default, Secured Party shall not disclose any such information to any third party other than its accountants, attorneys, potential loan participants and purchasers, and in response to credit inquiries in the ordinary course of business and as may otherwise be required by law.

                  (n) Borrower shall pay and discharge when due all of its indebtedness and obligations, including without limitation, all assessments, taxes, governmental charges and levies, of every kind and nature, imposed upon Borrower or its properties (including, without limitation, the Collateral), income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits; provided, however, Borrower will not be required to pay and discharge any such assessment, tax charge, levy or claim so long as (i) the legality of the same shall be contested in good faith by appropriate proceedings, and (ii) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy or claim in accordance with GAAP. Borrower, upon demand of Secured Party, will furnish to Secured Party evidence of payment of all assessments, taxes, charges, levies and claims against Borrower or its properties, income or profits and will authorize the appropriate governmental official to deliver to Secured Party at any time a written statement of any assessments, taxes, charges, levies and claims against Borrower or its properties, income or profits.

                  (o) Borrower shall conduct its business in an orderly and efficient manner consistent with good business practices, and perform and comply with all statutes, rules, regulations and/or ordinances imposed by any governmental unit upon Borrower and its businesses and operations, including, without limitation, those pertaining to environmental matters.

                  (p) Borrower shall execute and deliver, or cause to be executed and delivered, any and all other agreements, instruments or documents which Secured Party may reasonably request in order to give effect to the transactions contemplated under this Agreement and the other Loan Documents.

                  (q) Each member of the Debtor Group shall do and perform all acts required of it under this Agreement and the other Loan Documents and furnish to Secured Party such other information respecting the business, properties or condition, or the operations, financial or otherwise, of the Debtor Group as Secured Party may from time to time reasonably request. Prior to the occurrence of an Event of Default, Secured Party shall not disclose any such information to any third party other than its accountants, attorneys and loan participants, and in response to credit inquiries in the ordinary course of business and as may otherwise be required by law.

                  (r) Company shall maintain, as of the end of each fiscal quarter and at the end of each fiscal year, a consolidated Tangible Leverage Ratio of no more than 2.0 to 1.0.

                  (s) Company shall maintain, as of each date set forth below, a consolidated Tangible Net Worth equal to or greater than the amount set forth opposite such date below:

                        Period                 Tangible Net Worth
                        ------                 ------------------

                  June 29, 1996                   $3,600,000.00
                  September 28, 1996              $3,400,000.00
                  December 28, 1996               $5,300,000.00
                  March 29, 1997                  $4,300,000.00
                  June 28, 1997                   $3,300,000.00
                  September 27, 1997              $2,700,000.00
                  December 27, 1997               $6,000,000.00
                  March 28, 1998                  $5,000,000.00

                  (t) Borrower shall at all times maintain a positive Tangible Net Worth.

                  (u) Company  shall  maintain a Current  Ratio of not less than
         1.5 to 1.0 at each fiscal year end and 1.1 to 1.0 at the end of each fiscal quarter (other than the last) of each fiscal year of Company.

                  (v) At the end of each fiscal quarter of each fiscal year of Borrower, the ratio of (A) the cost of goods sold by Borrower for the previous 12 months to (B) Borrower's average inventory at book value for the same period, shall be greater than or equal to 2.0 to 1.0.

                  (w) Borrower will furnish to Secured Party:

                           (1) As soon as possible  and in any event  within ten
                  (10) days after the occurrence of each Event of Default or Default continuing on the date of such statement, the statement of the President or the Chief Financial Officer of the general partner of Borrower setting forth the details of such Event of Default or Default and the action which Borrower proposes to take with respect thereto.

                           (2) As soon as  available,  and in any  event  within
                  thirty (30) days after the end of each calendar month, (i) a balance sheet, income statement and statement of cash flow of Company as of the end of such month, and (ii) a statement of all contingent liabilities of Company, all in form and substance and in reasonable detail satisfactory to Secured Party and duly certified (subject to year-end audit adjustments) by the Chief Financial Officer of Company (A) as being true and correct in all material aspects to the best of his or her knowledge, and (B) as having been prepared in accordance with GAAP. Further, as soon as available, and in any event within thirty (30) days after the end of each calendar month, (i) a balance sheet, income statement and statement of cash flow of Borrower as of the end of such month, and (ii) a statement of all contingent liabilities of Borrower, all in form and substance and in reasonable detail satisfactory to Secured Party and duly certified (subject to year-end audit adjustments) by the Chief Financial Officer of the general partner of Borrower (A) as being true and correct in all material aspects to the best of his or her knowledge, and (B) as having been prepared in accordance with GAAP.

                           (3) As soon as  available,  and in any  event  within
                  forty-five (45) days after the end of each fiscal quarter of Company, (i) a consolidated and consolidating balance sheet, income statement and statement of cash flow of Company as of the end of such quarter, and (ii) a statement of all contingent liabilities of Company, all in form and substance and in reasonable detail satisfactory to Secured Party and duly certified (subject to year-end audit adjustments) by the

                  Chief Financial Officer of Company (A) as being true and correct in all material aspects to the best of his or her knowledge, and (B) as having been prepared in accordance with GAAP.

                           (4) As soon as available, and in any event within ten
                  (10) days after the filing thereof, a copy of each 10Q or 10K prepared by Company.

                           (5) As soon as available  and in any event within one
                  hundred and twenty (120) days after the end of each fiscal year of Company, certified, audited consolidated and consolidating balance sheet, income statement, statement of cash flow and reconciliation of capital of Company as of the end of such fiscal year, together with a certificate of independent public accountants of recognized standing acceptable to Secured Party stating that in the course of their audit of Company, such accountants obtained no knowledge that an Event of Default or Default, has occurred and is continuing, or if, in the opinion of such accountants, an Event of Default or Default has occurred and is continuing, a statement as to the nature thereof. For purposes hereof, Peat Marwick shall be deemed satisfactory certified public accountants.

                           (6) As soon as the same is  received  by  Company,  a
                  copy of any management letter delivered to Company by its independent accountants.

                           (7) As soon as  available,  and in any event at least
                  30 days prior to the commencement of each fiscal year of Company, the following financial statements on a one (1) year pro forma basis: (i) consolidated and consolidating balance sheet and income statement of Company, and (ii) cash flow statement, all in form and substance and in reasonable detail satisfactory to Secured Party.

                           (8) Promptly after the commencement  thereof,  notice
                  of all actions, suits and proceedings before any court or any governmental department, commission or board involving any member of the Debtor Group.

                           (9) Within forty-five (45) days after the end of each
                  fiscal quarter of Company, a certificate from the Chief Financial Officer of Company stating that each member of the Debtor Group is in full compliance with all of its obligations under this Agreement and the other Loan Documents, and is not in default of any term or provision hereof or thereof and demonstrating compliance (with calculations provided) with all financial ratios and covenants set forth in this Agreement. Such certificate shall be in the form of Exhibit B attached hereto.

                           (10) Within thirty (30) days after the end of each month (i) if requested by Secured Party, an analysis of Borrower's accounts showing an aging of accounts as follows: accounts 30 days old and less; accounts over 30 days and less than 61 days old; accounts over 60 days old and less than 91 days old; accounts over 90 days old and less than 120 days old; and accounts 120 days old and older, (ii) an aging of Borrower's payables, (iii) a listing of Borrower's inventory and inventory analysis in such form as Secured Party may request.

                           (11) Daily during any periods in which any  Revolving
                  Loans or Letters of Credit are outstanding and weekly at all other times, an activity report setting forth (i) inventory by store, (ii) inventory by type, (iii) inventory received in dollars and units by store, and (iv) inventory sold in dollars and units by store. Such report shall be in form and substance reasonably acceptable to Secured Party.

                           (12) With each  request for an advance or a Letter of
                  Credit (but in any event not less often than weekly), a borrowing base report and certificate signed by the President or Chief Financial Officer of the general partner of Borrower, along with supporting documentation, in form and substance satisfactory to Secured Party.

                           (13) Upon the request of Secured Party,  an appraisal
                  of all inventory. Such appraisal shall be at the sole expense of Borrower after the occurrence and during the continuation of any Event of Default but otherwise shall be at the expense of Secured Party.

                           (14)  Such   additional   information   and   reports
                  regarding inventory as Secured Party may from time to time reasonably request.

                  (x) Company will deliver to its independent public accountants contemporaneously with the execution hereof the irrevocable instructions, in the form attached as Addendum V, that such accountants are to send to Secured Party copies of all financial statements (whether preliminary or final) and reports which are prepared as a result of any audit or other review of the operations, business, finances or internal controls of Company, including, without limitation, any management reports and any reports concerning improper accounting practices, defalcations, financial reporting errors or misstatements or fraud.

                  (y) Borrower will use all advances made by Secured Party pursuant hereto for working capital purposes only and no part of any advance shall be used, directly or indirectly, to pay any fees, royalties or other obligations or indebtedness of Borrower to Company.

                  (z) Borrower shall give Secured Party written notice immediately upon the occurrence of a default or event of default under any real property lease to which the Borrower is a party or the occurrence of any event or condition which, with the giving of notice or lapse of time or both, could become a default or event of default.

                  (aa) Unless he dies or becomes permanently disabled, James H. Levi shall at all times be the President and Chief Executive Officer of the Company.

         12. Negative Covenants. So long as this Agreement shall be in effect or any of the Obligations shall be outstanding, each member of the Debtor Group, jointly and severally, agrees that, without the prior written consent of Secured
Party:

                  (a) Borrower shall not permit any financing statement regarding the Collateral to be filed other than a financing statement or statements in favor of Secured Party and those described on Schedule 10 (g).

                  (b) Borrower shall not liquidate, merge or consolidate with or into any other entity.

                  (c) Borrower shall not sell, transfer or otherwise dispose of its inventory or any of its assets or properties, other than in the ordinary course of its business.

                  (d) Borrower shall not grant, create, incur, assume or permit to exist any security interest, lien or encumbrance on any of its assets or properties, including the Collateral, except with respect to capital leases and liens to secure indebtedness for tenant finish-out of retail stores, not to exceed $2,400,000.00 in the aggregate in any fiscal year.

                  (e) Borrower shall not create, incur or assume any indebtedness for borrowed money or issue or assume any other note, debenture, bond or other evidences of indebtedness, or enter into any operating or capital leases, or guarantee any such indebtedness or such evidences of indebtedness of others, other than (i) borrowing from Secured Party, (ii) capital leases and indebtedness for tenant finish-out of retail stores, not to exceed $2,400,000.00 in the aggregate in any fiscal year, and (iii) other indebtedness (the "Subordinated Debt") that has been subordinated to the Obligations pursuant to subordination agreements in form and substance acceptable to Secured Party in its sole discretion.

                  (f)  Borrower shall not change its primary line of business.

                  (g) Borrower shall not declare or pay any Distributions or make any other distribution with respect to any payment on account of the purchase, redemption, or other acquisition or retirement of any interest in Borrower, or make any payments upon the Subordinated Debt; provided, however, so long as no Default or Event of Default has occurred and is continuing or will exist after giving effect to such payment, Borrower may make Distributions and, subject to the limitations set forth in the subordination agreements, payments on the Subordinated Debt.

                  (h)  Except  for  credit  card   transactions   and   accounts
         receivable in the ordinary course of business, Borrower shall not make or permit to exist any loans or advances to any person or entity.

                  (i) Except in the ordinary course of business, Borrower shall not pay or cause to be paid any advance rentals for any leased property, real or personal, utilized by Borrower in the conduct and operation of its business.

                  (j) Borrower shall not enter into any transaction with an Affiliate except on arms-length terms that are as favorable to Borrower as could have been obtained from a non-Affiliate.

                  (k) Borrower shall not make any Investments (hereinafter defined) except for the following:

                           (i) loans, advances or investments the material details of which have been set forth in the financial statements of Borrower heretofore furnished to the Secured Party;

                           (ii) investments in direct  obligations of the United
                  States of America or any agency thereof;

                           (iii) investments in certificates of deposit issued by Secured Party or certificates of deposit with maturities of less than one year issued by other commercial banks in the United States having capital and surplus in excess of $500,000,000; and

                           (iv) money  market  accounts  established  at Secured
                  Party.

                   As used herein, "Investment" in any Person means any investment, whether by means of share purchase, loan, advance, purchase of debt instrument, extension of credit (other than accounts receivable arising from the sale of goods or services in the ordinary course of business), capital contribution or otherwise, in or to such Person, the guaranty of any indebtedness of such Person or the subordination of any claim against such Person to other indebtedness of such person or entity.

                  (l) Company shall not permit its Fixed Charge Coverage Ratio, as of the end of any fiscal year of Company, to be less than 1.2 to 1.0.

         13. Rights of Secured Party. Secured Party shall have the rights contained in this Section at all times during the period of time this Agreement is effective.

                  (a) Borrower hereby authorizes Secured Party to file, without the signature of Borrower, one or more financing or continuation statements, and amendments thereto, relating to the Collateral. Borrower further agrees that a carbon, photographic or other reproduction of this Agreement or any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any jurisdiction Secured Party may deem appropriate.

                  (b) Borrower hereby irrevocably appoints Secured Party as Borrower's attorney-in-fact and proxy, with full authority in the place and stead of Borrower and in the name of Borrower or otherwise, from time to time in Secured Party's discretion, to take any action and to execute any instrument which Secured Party may deem necessary or appropriate to accomplish the purposes of this Agreement, including without limitation: (i) to obtain and adjust insurance required by Secured Party hereunder; (ii) to demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of the Collateral; (iii) to receive, endorse and collect any checks, drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above; and (iv) to file any claims or take any action or institute any proceedings which Secured Party may deem reasonably necessary or appropriate for the collection and/or preservation of the Collateral or otherwise to enforce the rights of Secured Party with respect to the Collateral.

                  (c) If Borrower fails to perform any agreement or obligation provided herein (including without limitation, the payment and discharge of any taxes, liens or encumbrances affecting the

         Collateral), Secured Party may itself perform, or cause performance of, such agreement or obligation, and the expenses of Secured Party incurred in connection therewith shall be a part of the Obligations, secured by the Collateral and payable by Borrower on demand.

                  (d) Secured Party or any persons designated by it shall have the right to call at each member of the Debtor Group's place or places of business during normal business hours to inspect, audit, check and make and take away copies or extracts from such member of the Debtor Group's books, records, journals, orders, receipts and any correspondence and other data relating to such member of the Debtor Group's business or to any other transactions between the parties hereto, without hindrance or delay. Prior to the occurrence of an Event of Default, Secured Party shall not disclose any such information to any third party other than its accountants, attorneys and potential loan participants and purchasers and in response to credit inquiries in the ordinary course of business and as may otherwise be required by law.

                  (e) All amounts and proceeds (including instruments and writings) received by Borrower in respect of Borrower's accounts or general intangibles shall be received in trust for the benefit of Secured Party hereunder and, upon request of Secured Party, shall be segregated from other property of Borrower and shall be forthwith delivered to Secured Party in the same form as so received (with any necessary endorsement), deposited in the Collections Account and applied in accordance with Section 9 (b).

                  (f) Secured Party shall have the right of set-off against each member of the Debtor Group for all of the Obligations at any and all times and in any and all proceedings and instances including, but not limited to, bankruptcy, reorganization, receivership or insolvency of Borrower.

         14. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

                  (a) The failure, refusal or neglect of Borrower to make payment of the Obligations or any portion thereof, as the same shall become due and payable;

                  (b) The failure of any member of the Debtor Group or any Obligated Party to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required (i) in this Agreement, (ii) in any of the other Loan Documents, or (iii) in any of the Agreements (as defined hereinbelow); and, with respect to the covenants set forth in Sections 11 (b), (d), (i), (j), (k), (l), (o),
         (p), (q), (v) (2),  (6), (7), (13) and (14),  such failure shall not be cured within ten (10) days after the earlier of (A) the date when such member of the Debtor Group or such Obligated Party knew or should have known of such failure or (B) Secured Party's notice to Borrower or such Obligated Party of such failure;

                  (c) The occurrence of an event of default under (i) any of the other Loan Documents, or (ii) any of the Agreements;

                  (d) Any representation made by any member of the Debtor Group or any Obligated Party contained herein or contained in any of the other Loan Documents or the Agreements is false or misleading in any material respect;

                  (e) Any member of the Debtor Group or any Obligated Party shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of such Person or of all or a substantial part of such Person's assets, (ii) file a voluntary petition in bankruptcy, admit in writing that such Person is unable to pay such Person's debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency proceeding, or (vi) take corporate or partnership action for the purpose of effecting any of the foregoing;

                  (f) An involuntary petition or complaint shall be filed against any member of the Debtor Group or any Obligated Party seeking bankruptcy or reorganization of such Person or the appointment of a receiver, custodian, trustee, intervenor or liquidator of such Person, or of all or substantially all of such Person's assets, and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of such intervenor or liquidator of such Person, or of all or substantially all of such Person's assets;

                  (g) the failure of any member of the Debtor Group or any Obligated Party to pay any money judgment against such Person at least thirty (30) days prior to the date on which such Person's assets may be sold to satisfy such judgment;

                  (h) the failure, within a period of ten (10) days after the commencement thereof, to have discharged any attachment, sequestration, or similar proceedings against any member of the Debtor Group's or any Obligated Party's assets;

                  (i) the guaranty agreement executed by any Guarantor shall for any reason cease to be in full force and effect, or be declared null and void or unenforceable in whole or in part; or the validity or enforceability of such guaranty agreement shall be challenged or denied by such Guarantor;

                  (j) The filing of a tax lien notice by the United States, any state or any governmental subdivision thereof against any of the property of any member of the Debtor Group;

                  (k) The Collateral or any portion thereof is taken on execution or other process of law in any action against Borrower;

                  (l) Borrower abandons the Collateral or any portion thereof except for obsolete or unsalable items of nominal value disposed of in the ordinary course of Borrower's business;

                  (m) The holder of any lien or security interest on any of the assets of Borrower, including without limitation, the Collateral (without hereby implying the consent of Secured Party to the existence or creation of any such lien or security interest on the Collateral), declares a default thereunder or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder;

                  (n) The occurrence of a default or event of default under any other indebtedness of any member of the Debtor Group or the occurrence of any event or condition which, with the giving of notice or lapse of time or both, could become a default or event of default under such other indebtedness;

                  (o) The liquidation, dissolution, merger or consolidation of any member of the Debtor Group or any Obligated Party;

                  (p) Should any party to a subordination agreement that subordinates any indebtedness to the Obligations fail to fully perform the terms of such subordination agreement; or

                  (q) The occurrence of a default or event of default under any real property lease to which the Borrower is a party or the occurrence of any event or condition which, with the giving of notice or lapse of time or both could become a default or event of default.

         15. Remedies. Upon the occurrence of any Event of Default, and at any time thereafter, Secured Party shall have, in addition to all other rights and remedies provided herein, in any other agreement between Secured Party and Borrower or by law, the remedies of a secured party under the Code, including, but not limited to, the right to take possession of the Collateral, and for that purpose, Secured Party may, so far as Borrower can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The rights and remedies referred to in this Agreement are cumulative, and in addition to the general remedies set forth above, Secured Party shall have the following specific remedies upon the occurrence of an Event of Default:

                  (a) At its option, Secured Party may terminate any further loans or advances to Borrower hereunder and may refuse to issue any Letters of Credit. Further, Secured Party may require that Borrower deposit with Secured Party in cash the Letter of Credit Exposure.

                  (b) The entire unpaid balance of the Obligations then owing by Borrower to Secured Party (including, without limitation, the Revolving Loans) shall, at the option of Secured Party, become immediately due and payable without notice of default, presentment, demand for payment, notice of intent to accelerate, notice of acceleration or dishonor, protest or notice of protest or non-payment, or any other notice of any kind whatsoever, all of which are expressly waived, jointly and severally, by each member of the Debtor Group; provided, however, upon the occurrence of any of the Events of Default described in Section 14
         (e) or (f), the entire unpaid balance of the Obligations shall, without any action by Secured Party, immediately become due and payable without notice of default, presentment, demand for payment, notice of intent to accelerate, notice of acceleration or dishonor, protest or notice of protest or non-payment, or any other notice of any kind whatsoever, all of which are expressly waived, jointly and severally, by each member of the Debtor Group.

                  (c) At its option, Secured Party may require Borrower to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to Secured Party. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Borrower reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is mailed, postage prepaid, to Borrower at least five (5) days before the time of sale or other intended disposition of the Collateral.

                  (d) Secured Party may at any time in its discretion transfer any other property constituting the Collateral into its own name or that of its nominee and receive the income thereon and hold the same as security for the Obligations or apply it to the principal or interest due on the Obligations, as the Secured Party may elect. Secured Party may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize upon the Collateral as Secured Party may determine, whether or not any of the Obligations are then due; and for the purpose of asserting, protecting or enforcing any of Secured Party's rights therein, Secured Party may receive, open, and dispose of mail addressed to Borrower and endorse notes, checks, drafts, money orders, documents of title, or other evidences of payment, shipment, or storage of any part of the Collateral on behalf of and in the name of Borrower.

                  (e) Borrower shall pay to Secured Party on demand any and all reasonable expenses, including legal expenses, attorneys' fees, court costs, collection costs, and traveling expenses, incurred or paid by Secured Party in protecting or enforcing any of its rights hereunder, including its right to take possession of the Collateral, to hold, store, prepare for sale, sell, or otherwise dispose of the Collateral, and in collecting the proceeds thereof. After deducting all of such expenses, the residue of any proceeds of collection or sale of the Collateral shall be applied to the payment of the Obligations in such order of preference as Secured Party may determine, proper allowance for interest on Obligations not then due being made, and any excess shall be returned to Borrower, and Borrower shall remain liable for any deficiency. Secured Party is hereby authorized to add, from time to time, all such expenses to the balance of indebtedness due by Borrower to Secured Party, and such expenses shall become a part of the Obligations.

         16. Other Agreements. If at any time any member of the Debtor Group and Secured Party are parties to any other financing agreements (all of such agreements, whether one or more, being hereinafter referred to as the "Agreements"), and if the Agreements (or any of them, if more than one) should be breached in whole or in part by any member of the Debtor Group or should terminate for any reason whatsoever, such event shall constitute an Event of Default hereunder. Any sums due hereunder or under the Agreements, or any one or more of them, may be collected by Secured Party out of sums or credits due Secured Party under the terms of this Agreement or the Agreements, or any one or more of them, and any collateral or security for the performance of this Agreement or any of the Agreements may be realized upon by Secured Party for the satisfaction of any indebtedness arising with respect to this Agreement or any of the Agreements. The Debtor Group and Secured Party hereby agree that all indebtedness, securities and remedies available to Secured Party under this Agreement or the Agreements may be utilized by Secured Party for the enforcement of its rights and the collection of any indebtedness due it under the terms of this Agreement or the Agreements, the rights and remedies of Secured Party hereunder being cumulative of all other rights and remedies of Secured Party, and not in substitution thereof or as an alternative thereto.

         17. Term.

                  (a) This Agreement shall become effective upon acceptance by Secured Party, as of the date hereinafter set forth, and shall continue in full force and effect until the Maturity Date (the "Initial Term") unless earlier terminated by Secured Party in connection with the exercise of its rights and remedies under this Agreement upon the occurrence of an Event of Default.

                  (b) If Borrower terminates this Agreement prior to the end of the Initial Term, Borrower acknowledges that (i) such termination would result in the loss to Secured Party of the benefits of this Agreement and that the damages incurred by Secured Party as a result of such termination are and would be difficult of ascertainment and (ii) no such termination shall be effective until Borrower has paid to Secured Party all of the Obligations in immediately available funds, together with a sum certain as liquidated damages, being Borrower's and Secured Party's best and fairest estimate of Secured Party's damages caused by such termination, equal to two percent (2.0%) of the average loan balance of the Revolving Loans for the twelve consecutive months ending on the date the Revolving Loans are paid in full if the termination occurs on or before the first anniversary of this Agreement and one percent (1.0%) of the average loan balance of the Revolving Loans for the twelve consecutive months ending on the date the Revolving Loans are paid in full if the termination occurs after the first anniversary but before the second anniversary of this Agreement.

                  (c) Notwithstanding anything to the contrary, any proposed termination of this Agreement, shall not be effective, and shall not release or affect the Collateral already assigned to Secured Party or any Obligations incurred or rights accrued hereunder, unless and until all Obligations, whether incurred pursuant to this Agreement or otherwise, have been paid in full and all Letters of Credit have either expired by their terms or have been returned to Secured Party undrawn.

                  (d) Upon the payment in full of the Obligations and the expiration or return of all Letters of Credit, Secured Party shall release all collateral (including the Collateral) for the Obligations.

         18. Miscellaneous.

                  (a) Waiver of Rights. Each member of the Debtor Group waives notice of default, nonpayment, presentment, notice of demand, demand, notice of intention to accelerate, notice of acceleration, protest or notice thereof and all other notices of any kind whatsoever.

                  (b) Entire Agreement. This Agreement contains the entire agreement of Secured Party and the Debtor Group. If the parties hereto are parties to any prior agreement, either written or oral, relating to the subject matter hereof, the terms of this Agreement shall amend and supersede the terms of such prior agreements as to transactions on or after the effective date of this Agreement, but all security agreements, financing statements, guaranties, other contracts and notices for the benefit of Secured Party shall continue in full force and effect to secure all Obligations of Borrower to Secured Party under the terms hereof or thereof unless Secured Party specifically releases its rights thereunder by separate release.

                  (c) Fees and Expenses. Borrower agrees that all reasonable fees and expenses, including, without limitation, legal, accounting, audit and field examination fees and expenses, incurred by Secured Party in connection with the preparation of this Agreement and the other Loan Documents, the closing of any loan secured hereby, and in administering this Agreement and the matters referenced herein shall be paid and borne by Borrower, and Secured Party is hereby authorized by Borrower to deduct all such fees and expenses from the proceeds of any loan secured hereby or to add, from time to time, all such fees and expenses to the balance of the Revolving Loan due by Borrower to Secured Party hereunder, with such fees and expenses becoming a part of the Obligations. Field examination expenses will be charged to Borrower as follows: actual out of pocket expenses for examiner's travel, lodging and meals plus $500.00 per day per examiner; provided, however, so long as no Default or Event of Default has occurred and is continuing, Borrower shall not be required to pay for more than four
         (4) field exams in year one nor more than two (2) exams in year two and fees for exams in year one shall not exceed $20,000.00 and fees for exams in year two shall not exceed $15,000.00. Secured Party may conduct such additional examinations as it may desire at the expense of Secured Party. After the occurrence and during the continuation of an Event of Default, there is no limit on the number of examinations that may be conducted by Secured Party and Borrower shall be liable for all reasonable fees and expenses arising in connection therewith. Actual costs for the initial field examination conducted prior to the date hereof shall be reimbursed to Secured Party by Borrower at closing and shall not be included in examinations fees paid by Borrower in year one.

                  (d) Account Debtor Notification. Borrower will immediately notify Secured Party in the event (i) that any account debtor fails to accept, refuses to accept, returns, offers to return or revokes the acceptance of any personal property which is the subject of any account, (ii) of the bankruptcy, insolvency or financial embarrassment of any account debtor, and (iii) of any claim asserted by any account debtor for credit, allowance, adjustment, dispute, set-off or counterclaim. Borrower will immediately, upon receipt thereof, endorse and deliver to Secured Party any and all checks, notes, trade acceptances, drafts or other instruments with respect to or in payment of any account or any chattel paper with respect to personal property or services performed giving rise to any account.

                  (e) Effectiveness of Agreement. This Agreement shall become effective only upon acceptance by Secured Party at its offices in Dallas, Texas. All transactions hereunder shall take place at Secured Party's offices in Dallas, Texas.

                  (f) Waiver. Neither the failure nor any delay on the part of Secured Party to exercise any right, power or privilege herein or under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision in this Agreement or in any of the other Loan Documents and no departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by Secured Party, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing.

                  (g) Amendment. No modification or amendment to this Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.

                  (h) Parties In Interest. This Agreement shall be binding upon the parties and their successors or assigns, and shall inure to the benefit of the parties and the successors or assigns of Secured Party, but shall not inure to the benefit of any heirs, representatives, successors or assigns of Borrower.

                  (i) Venue. All warranties and representations of the Debtor Group contained herein and any payment on any indebtedness secured hereby have been or shall be made in Dallas County, Texas, and all parties hereto agree that venue is proper only in such county, that such county is a convenient forum in which to decide any dispute arising hereunder and to submit themselves to the personal jurisdiction of the courts located in such county.

                  (j) Governing Law. The laws of Texas shall govern the construction of this Agreement and the rights, remedies, duties and obligations of the parties hereto with respect to all transactions hereunder and any and all Collateral, to the extent that federal law is not applicable.

                  (k) Cumulative  Rights.  All rights of Secured Party under the terms of this Agreement shall be cumulative of, and in addition to, the rights of Secured Party under any and all other agreements between any member of the Debtor Group and Secured Party (including, but not limited to, the other Loan Documents and any other agreements referenced herein), and not in substitution or diminution of any rights now or hereafter held by Secured Party under the terms of any other agreement.

                  (l) Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given when personally delivered or when deposited in the United States mail, registered or certified, postage prepaid, and addressed as follows:

             If to Borrower or any
             member of the Debtor

             Group:                    The Great Train Store Partners, L.P.
                                       14180 Dallas Parkway, Suite 618
                                       Dallas, Texas 75240
                                       Attention:  Ms. Cheryl Taylor

             with a copy to:           Michael E. Long, Esq.
                                       Blumenfeld, Kaplan & Sandweiss, P.C.
                                       168 North Meramec Avenue, Suite 400
                                       St. Louis, Missouri 63105

             If to Secured Party:      BANK ONE, TEXAS, NATIONAL ASSOCIATION
                                       P.O. Box 660094
                                       Dallas, Texas 75266-0094
                                       Attn:  Asset Based Lending Group

         Each of the parties hereto shall be entitled to specify a different address by giving written notice to the other party hereto in accordance with this Subsection.

                  (m) Indemnification. Borrower hereby indemnifies and agrees to hold harmless and defend all Indemnified Persons from and against any and all Indemnified Claims. Upon notification and demand, Borrower agrees to provide defense of any Indemnified Claim and pay all costs and reasonable expenses of counsel selected by any Indemnified Person in respect thereof. The indemnification provided for in this paragraph shall survive any termination of this Agreement and shall continue for the benefit of all Indemnified Persons. Except as specifically provided in this paragraph, Borrower waives all notices from any Indemnified Person with respect to such indemnification. As used herein, "Indemnified Claims" means any and all claims, demands, actions, causes of action, judgments, obligations, liabilities, losses, damages and consequential damages, penalties, fines, costs, fees, expenses and disbursements (including without limitation, reasonable fees and expenses of attorneys and other professional consultants and experts in connection with investigation or defense) of every kind, known or unknown, existing or hereafter arising, foreseeable or unforeseeable, which may be imposed upon, threatened or asserted against, or incurred or paid by, any Indemnified Person at any time and from time to time, because of, resulting from, in connection with, or arising out of any transaction, act, omission, event or circumstance in any way connected with the Collateral or the Loan Documents (including enforcement of Secured Party's rights thereunder or defense of Secured Party's actions thereunder and specifically including any and all Indemnified Claims arising from Secured Party's ordinary negligence, but in any event excluding Secured Party's gross negligence or intentional misconduct or breach of any Loan Document) or any breach by any member of the Debtor Group or any Obligated Party of any representation, warranty, covenant, agreement or condition contained in any Loan Document.

                  (n) Descriptive Headings. The captions in this Agreement are for convenience only and shall not define or limit the provisions hereof.

                  (o)  Participation  of Obligations.  Each member of the Debtor
         Group agrees that Secured Party may, at its option, sell interests in the Obligations and its rights under this Agreement to a financial institution or institutions and, in connection with each such sale, Secured Party may disclose any financial and other information available to Secured Party concerning the Debtor Group to each prospective purchaser. Secured Party shall require that any such purchaser (or potential purchaser) agree to keep such information confidential to the same extent that Secured Party is required to do so hereunder; provided, however, Secured Party shall have no liability for the failure of such Person to comply with such agreement.

                  (p) Invalid Provisions. If any provision of this Agreement or any of the other Loan Documents is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Agreement or any of the other Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

         IN WITNESS THEREOF, this Agreement is executed, to be effective as of the date of acceptance by Secured Party.

                                            BORROWER:

                                            The Great Train Store Partners, L.P.

                                            By:  GTS Partner, Inc.



                                            By:_________________________________
                                               Cheryl Taylor, Vice President

                                            ADDITIONAL MEMBERS OF THE
                                            DEBTOR GROUP:

                                            The Great Train Store Company


                                            By:_________________________________
                                               Cheryl Taylor, Vice President


                                            GTS Partner, Inc.


                                            By:_________________________________
                                               Cheryl Taylor, Vice President

                                            GTS Limited Partner, Inc.


                                            By:_________________________________
                                               Cheryl Taylor, Vice President


ACCEPTED at Dallas, Texas,
this 7th day of June, 1996:

BANK ONE, TEXAS, NATIONAL ASSOCIATION


By:_______________________________
   Mark Champion, Vice President

                                   ADDENDUM I
                                       TO
                           LOAN AND SECURITY AGREEMENT
                               Dated June 7, 1996
                                 By and Between
                      BANK ONE, TEXAS, NATIONAL ASSOCIATION
                                       AND
                      THE GREAT TRAIN STORE PARTNERS, L.P.

      This Addendum I intentionally left blank.

                                   ADDENDUM II
                                       TO
                           LOAN AND SECURITY AGREEMENT
                               Dated June 7, 1996
                                 By and Between
                      BANK ONE, TEXAS, NATIONAL ASSOCIATION
                                       AND
                      THE GREAT TRAIN STORE PARTNERS, L.P.


      The Collateral, as defined and referred to in Section 1(g), shall mean:

      See Schedule A attached hereto and incorporated herein by reference.

                                   SCHEDULE A
                                       TO
                           LOAN AND SECURITY AGREEMENT
                               Dated June 7, 1996
                                 By and Between
                      BANK ONE, TEXAS, NATIONAL ASSOCIATION
                                       AND
                      THE GREAT TRAIN STORE PARTNERS, L.P.

All of the following property, whether now owned or hereafter acquired:

         1. All present and future accounts, chattel paper, contract rights, documents, instruments, investment property, security accounts, security deposit accounts and general intangibles (including, without limitation, any right to payment for goods sold or services rendered arising out of the sale or delivery of personal property or work done or labor performed by Borrower and any and all income tax refunds), now or hereafter owned, held, or acquired by Borrower, together with any and all books of account, customer lists (including, without limitation, the Conductors Club database and member list) and other records relating in any way to the foregoing, and in any case where an account arises from the sale of goods, the interest of Borrower in such goods; together with any and all PROCEEDS of any of the foregoing property, including insurance payable by reason of loss or damage to such property.

         2. All present and hereafter acquired inventory (including without limitation, all raw materials, work-in-process and finished goods) held, possessed, owned, held on consignment, or held for sale or return, in whole or in part, by Borrower wherever located, and further including all PRODUCTS and all PROCEEDS of the foregoing, including insurance payable by reason of loss or damage to such property. The designation of proceeds does not authorize Borrower to sell, transfer or otherwise convey any of the property described herein except finished goods intended for sale in the usual course of Borrower's business.

         3. All equipment and fixtures of whatsoever kind and character now or hereafter possessed, held, acquired by Borrower and used or usable in Borrower's business together with all replacements, accessories, additions, substitutions and accessions to all of the foregoing, and all PROCEEDS thereof, including insurance payable by reason of loss or damage to such property. The designation of proceeds does not authorize Borrower to sell, transfer or otherwise convey any of the property described herein. To the extent that the foregoing property


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

is located on, attached to, annexed to, related to, or used in connection with, or otherwise made a part of, and is or shall become fixtures upon, real property, such real property and the record owner thereof is described on Exhibit B attached hereto.

         4. All computer programs, software, management information systems, firmware, routines, systems, algorithms, codes, printouts and instructions of any kind, whether now owned or after-acquired, for use on any variety of computing machinery, whether in machine or human-readable form, and stored in or on media of any kind, including, without limitation, tape, disk, card, strip or cartridge (whether paper, magnetic or optical), and electronic circuitry, together with all instruction manuals or documentation of any kind, stored in or on media of any kind, pertaining in any way to the property described herein, and all PROCEEDS thereof, including insurance payable by reason of loss or damage to such property. The designation of proceeds does not authorize Borrower to sell, transfer or otherwise convey any of the property described herein.

         5. Borrower's merchants service agreement(s) relating to all credit cards accepted by Borrower.

         6. All trademarks, trade names, licenses and other intellectual property of Borrower.

                                  ADDENDUM III
                                       TO
                           LOAN AND SECURITY AGREEMENT
                               Dated June 7, 1996
                                 By and Between
                      BANK ONE, TEXAS, NATIONAL ASSOCIATION
                                       AND
                      THE GREAT TRAIN STORE PARTNERS, L.P.

         The other names referenced in Section 10(a) are:


         The Great Train Store

                                   ADDENDUM IV
                                       TO
                           LOAN AND SECURITY AGREEMENT
                               Dated June 7, 1996
                                 By and Between
                      BANK ONE, TEXAS, NATIONAL ASSOCIATION
                                       AND
                      THE GREAT TRAIN STORE PARTNERS, L.P.


         The other addresses referenced in Section 10(g) are:

St. Louis Union Station
122 St. Louis Union Station
St. Louis, MO   63103

Indianapolis Union Station
39 W. Jackson Place, #147
Indianapolis, IN   46225

Riverwalk Marketplace
1 Poydras Street, #114
New Orleans, LA   70130

Union Station
50 Massachusetts Ave., N.E., #109
Washington, DC   20002

Mall of America
166 E. Broadway
Bloomington, MN   55425

Mall at Steamtown
211 The Mall at Steamtown
Scranton, PA   18503

North Point Mall
1000 North Point Circle, #1030
Alpharetta, GA   30202

Downtown Plaza
545 Downtown Plaza, #1001
Sacramento, CA   95814

Natick Mall
1245 Worcester Street, #2172
Natick, MA   01760

The Great Mall of the Bay Area
150 Great Mall Dr.
Milpitas, CA   95035

The Woodlands Mall
1201 Lake Woodlands Dr., #2140
The Woodlands, TX   77380

Crossgates Mall
#1 Crossgates Mall Rd., #B-129
Albany, NY   12203

Ramada Express Hotel
2121 S. Casino Dr.
Laughlin, NV   89029

Broadway at the Beach
1211 Celebrity Circle, #H-136
Myrtle Beach, SC   29577

Avenue at Tower City
230 Huron Rd., NW, #85.85
Cleveland, OH   44113

Crabtree Valley Mall
4325 Glenwood Avenue
Raleigh, NC   27612

Holyoke Mall at Ingleside
50 Holyoke Street, #B312
Holyoke, MA   01040

The Plaza at King of Prussia
160 N. Gulph Rd., #5211
King of Prussia, PA   19406

Tysons Corner Center
8045 Tysons Corner Center
McLean, VA   22101

Oxmoor Center
Louisville, KY

Regency Square
Federal Street Joint Venture
Richmond, VA

Florida Mall Shopping Center
Sand Lake Road and Orange Blossom Trail
Orlando, FL

Woodbridge Center
Woodbridge Township, NJ

Country Club Plaza
J. C. Nichols
Kansas City, MO

                                   ADDENDUM V
                                       TO
                           LOAN AND SECURITY AGREEMENT
                               Dated June 7, 1996
                                 By and Between
                      BANK ONE, TEXAS, NATIONAL ASSOCIATION
                                       AND
                      THE GREAT TRAIN STORE PARTNERS, L.P.


                             [LETTERHEAD OF COMPANY]

         [NAME AND ADDRESS OF
         Borrower'S OUTSIDE AUDITOR]

         Ladies and Gentlemen:

                  This letter instructs you to send to BANK ONE, TEXAS NATIONAL ASSOCIATION ("Bank") all financial statements (whether preliminary or final) and reports which you prepare as a result of any audit or other review of our operations, business, finances or internal controls, including without limitation, any management reports and any reports concerning improper accounting practices, defalcations, financial reporting errors or misstatements or fraud perpetrated on us or by any of our employees or agents.

                  The undersigned further authorizes and instructs you to communicate and discuss its financial condition and the financial condition of its subsidiaries (including The Great Train Store Partners, L.P.), if any, with the Bank and to disclose to the Bank upon request any information in your possession relating to its financial condition and the financial condition of its subsidiaries (including The Great Train Store Partners, L.P.). The undersigned hereby agrees that such discussions or communications will be without liability to the Bank or to you.

                  All of the foregoing which is reduced to writing must be sent to the Bank at the following address prior to or contemporaneously with the sending of said written information to us :

                           BANK ONE, TEXAS, NATIONAL ASSOCIATION
                           1717 Main Street
                           Dallas, Texas  75201
                           Attn:  Secured Lending Group

                  These instructions may only be revoked by the Bank's delivery to you of a revocation notice signed by an officer of the Bank.

                                    EXHIBIT A
                                       TO
                           LOAN AND SECURITY AGREEMENT
                               Dated June 7, 1996
                                 By and Between
                      BANK ONE, TEXAS, NATIONAL ASSOCIATION
                                       AND
                      THE GREAT TRAIN STORE PARTNERS, L.P.

                          [Form of Revolving Loan Note]